Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OutSource International, Inc. on Form S-8 of our report dated April 21, 1998 on the financial statements of LM Investors, Inc. for the year ended December 31, 1997, appearing in the Current Report on Form 8-K/A, dated May 4, 1998, of OutSource International, Inc.

/S/DELOITTE & TOUCHE LLP

Chicago, Illinois
June 16, 1998